Exhibit 3.1

                                STATE OF FLORIDA

                               Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of PETMEDEXPRESS.COM, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P96000010098.




                                                              Given under my
                                                              hand and the Great
                                                              Seal of the State
                                                              of Florida at
                                                              Tallahassee, the
                                                              Capitol, this the
                                                              Seventeenth day of
                                                              August, 1999

                                                                Katherine Harris
                                                              Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                              PetMed Express, Inc.

                                 ARTICLE I NAME

         The name of the corporation shall be: PetMed Express, Inc.

                           ARTICLE II PRINCIPAL OFFICE

         The principal place of business and mailing address of this corporation shall be:

         PetMed Express, Inc.
         5560 NE 33 Ave.
         Ft. Lauderdale, FL 33308

                               ARTICLE III PURPOSE

         The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

                            ARTICLE IV CAPITAL STOCK

         The number of shares of stock that this corporation is authorized to have outstanding at any one time is: 100 shares with a par value of $1.00 each.

                 ARTICLE V INITIAL REGISTERED AGENT AND ADDRESS

         The name and address of the initial registered agent is:

         Brian O'Neill
         350 SW 12 Ave.
         Deerfield Beach, FL 33442

                      ARTICLE VI INITIAL BOARD OF DIRECTORS

         The Corporation shall have initially two (2) directors to hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The names and addresses of the initial directors of the Corporation are:

Name                                          Address
----                                          -------

Yali Golan                                    5560 NE 33 Ave.
                                              Ft. Lauderdale, FL 33308

Mark Puleo                                    2400 NE 44 Ct.
                                              Lighthouse Point, FL 33064

                            ARTICLE VII INCORPORATOR

         The name and street address of the incorporator to these Articles of Incorporation is:

         Brian O'Neill
         350 SW 12 Ave.
         Deerfield, Beach, FL 33442

                             ARTICLE VIII AMENDMENTS

         The power to amend these Articles of Incorporation in accordance with law is reserved to the shareholders. Any right conferred upon any shareholder by these Articles of Incorporation is subject to this reservation.

         The undersigned has executed these Articles of Incorporation this 25 day of January, 1996.

/s/ Brian O'Neill
-------------------------------
Brian O'Neill, Incorporator

                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating tho registered office/registered agent, in the state of Florida.

1.       The name of the corporation is:

PetMed Express, Inc.

2.       The name and address of the registered agent and office is:

Brian O'Neill
350 SW 12 Ave.
Deerfield Beach, FL 33442

Signature: /s/ Brian O'Neill
           ----------------------------

Title: Incorporator

Date: January 25, 1996

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

Signature: /s/ Brian O'Neill
           ----------------------------

Date: January 25, 1996

                              ARTICLES OF AMENDMENT
                              ---------------------

                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                              PETMED EXPRESS, INC.
                              --------------------

         Pursuant to the provisions of Section 607.1006 Florida Statutes, this corporation adopts the following Articles of Amendments to its Articles of Incorporation.

         First: Article II of the original articles of incorporation is hereby deleted and the following added:

                          ARTICLE II - PRINCIPAL OFFICE
                          -----------------------------

         The principal place of business and mailing address of this corporation shall be:

         PetMed Express, Inc.

         400 N.E. 44 Court

         Lighthouse Point, Florida 33064

         Second: Article IV of the original articles of incorporation is hereby deleted and the following added:

                           ARTICLE IV - CAPITAL STOCK
                           --------------------------

The number of shares of stock that this corporation is authorized

Document Prepared By:
Gigi J. Tanghe, Esq.
13701 N.E. 1 Avenue
Miami, Florida 33161
Florida Bar No. 0062987
to have outstanding at any one time is: ten million (10,000,000) shares with a par value of $.0001 each.

         Third: Article VI of the original articles of incorporation is hereby deleted and the following added, as one person formerly listed as a director was erroneously named and should not have been listed:

                         ARTICLE VI - BOARD OF DIRECTORS
                         -------------------------------

         The Corporation shall have one (1) director to hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The name and address of the director of the Corporation is:

Name:      Marc Puleo              Address:      2400 N.E. 44 Court
                                                 Lighthouse Point, Florida 33064

         Fourth: The foregoing amendment shall be deemed effective and adopted January 29, 1996.

         Fifth: The amendment was approved by the sole shareholder. The number of votes cast for the amendment was sufficient for approval.

         IN WITNESS WHEREOF, the sole shareholder has hereto set his hands and seal, and caused these Articles of Amendment to be executed this 19th day of July, 1996.

                                                  SOLE SHAREHOLDER AND DIRECTOR:

                                                  /s/ Marc Puleo, M.D.
                                                  ------------------------------
                                                  MARC PULEO,
                                                  Director and Sole Shareholder


STATE OF FLORIDA       )
                       )SS
COUNTY OF PALM BEACH   )

         BEFORE ME, the undersigned authority, this 19th day of July , 1996, personally appeared Marc Puleo, known to me to be the person who executed the foregoing Articles of Amendment of PetMed Express, Inc. and acknowledged before me that he executed the same for the purposes herein expressed, and who is [ ]personally known to me or [ X ] produced FL Drivers license as identification, and [ ] did / [ X ] did not take an oath.

         WITNESS my hand and official seal in the city of Boca Raton in Palm Beach County, Florida this 19 day of July, 1996.


                                                         /s/ Peter Feldman
                                                         --------------------
                                                             NOTARY PUBLIC

My Commission Expires:

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                              PETMED EXPRESS, INC.
                              --------------------

         The undersigned, President of Pet/Med Express, Inc., a corporation organized under the laws of the State of Florida, hereby certifies as follows:

         1. The original name of the corporation as it appears on the Certificate of Incorporation filed with the Secretary of the State of Florida on the 29th day of January, 1996, was PetMed Express, Inc.

         2. That at a special meeting of the Board of Directors of said corporation held on the 16th day of December, 1996, the Board of Directors unanimously resolved that the Amendment to the Certificate of Incorporation as contained herein be presented to the stockholders of the corporation for their action.

         3. That at a special meeting of the stockholders of said corporation held on the 16th day of December, 1996, the stockholders of the corporation unanimously approved the proposed Amendment to the Certificate of Incorporation contained herein.

         4. The recommended Resolution of the Board of Directors, the same being the Amendment unanimously approved by the stockholders of said corporation, is as follows:

                      RESOLVED, that the corporation's none, PetMed
             Express, Inc., be changed to Fanned Express, Inc., and that said name be used by the corporation as its corporate name, subsequent to its filing in the office of the Secretary of State of the State of Florida.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed and executed by Marc Puleo, as President this 31 day of December, 1996.

                                                      PETMED EXPRESS, INC.

                                                      By: /s/ Marc Puleo, M.D.
                                                          ----------------------
                                                             President

                              ARTICLES OF AMENDMENT
                              ---------------------
                                     TO THE
                                     ------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                              FARMED EXPRESS, INC.
                              --------------------

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of FARMED EXPRESS, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P96000010098, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Board of Directors of said Corporation dated April 28, 1997, the Shareholders and Directors approved the amendment to the Corporation's Certificate of Incorporation as follows:

         Article IV of the Certificate of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE IV
                                   ----------
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue ad have outstanding at any one time shall be 20,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share.

         The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to Unanimous Written Consent of the Board of Directors, and by the Shareholders of the Corporation dated April 28, 1997 acting unanimously by Written Consent pursuant to Section 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation. has executed these Articles of Amendment as of April 28, 1997.

                                                        FARMED EXPRESS, INC.

                                                        By: /s/ Marc Puleo, M.D.
                                                            --------------------
                                                             Marc A. Puleo, M.D.

                                         GAYLE COLEMAN, ESQ., FL BAR #857327
                                         Atlas, Pearlman, Trop & Borkson, P.A.
                                         200 East Las Olas Boulevard, Suite 1900
                                         Fort Lauderdale, Florida 33301
                                         (954) 763-1200

                               ARTICLES OF MERGER

         These Articles of Merger are entered Into this 5th day of May 1997, by AND between FarMed Express, Inc., a Florida Corporation ("FMP) and PetMed Express, Inc., a Delaware corporation ("PMD").

                               W I T N E S S E T H

         WHEREAS, FMF has an authorized capital stock consisting of 20,000,000 shares of Common Stock, par value $.001 per share, of which 100 shares are currently outstanding and 5,000,000 shares of Preferred Stock, par value $.001, none of which are currently Issued or outstanding; and

         WHEREAS, PMD has an authorized capital stock consisting of 10,000,000 shares of Common Stock, par value $.0001 per share, of which 8,039,500 shares were duly issued and outstanding; and

         WHEREAS, the Boards of Directors of FMF, and of PMD, respectively, deem It advisable and generally to the advantage and welfare of their respective corporate parties and their respective shareholders that PMD merge with FMF under and pursuant to the provisions of Florida Business Corporation Act and the General Corporation Low of Delaware; so that PMD shall be merged into FMF; and

         WHEREAS, the respective shareholders of FMF and PMD have approved the terms and conditions of the merger.

         NOW, THEREFORE, In consideration of the promises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

         1. Approval. On May 5,1997, the sole director of FMF, and on May 5, 1997, the sole director of PMD, Sub respectively and unanimously adopted and approved these Articles of Merger by Written Consents to Action, each dated May 5, 1997. These Articles of Merger were approved in their entirety by the shareholders of PMD and FM4'by Written Consents to Action, each dated May 5, 1997.

         2. Merger. PMD shall be and hereby is merged into FMF.

         3. Effective Date. These Articles of Merger shall become effective Immediately upon compliance with the laws of the State of Florida and Delaware, the time of such effectiveness being hereinafter called the Effective Date.

         4. Surviving Corporation. FMF shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Florida, but the separate corporate existence of PMD shall cease forthwith upon the Effective Date.

         5. Authorized Capital. The authorized capital stock of FMF following the Effective Date shall be 20,000,000 shares of Common Stock, par value $.001 per share, and 5.000,000 shares of Preferred Stock, par value $.001 per share, unless and until the same shall be changed in accordance with the laws of the State of Florida.

         6. Articles of Incorporation. The Articles of Incorporation of FMF following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal Is hereby expressly reserved, and all rights or powers of whatsoever nature conferred In such Articles of Incorporation or herein upon any shareholder or director or officer of FMF or upon any other person whomsoever are subject to this reserve power, shall continue as the Articles of Incorporation shall constitute the Articles of Incorporation of FMF separate and apart from these Articles of Merger and may be separately certified as the Articles of Incorporation of FMF.

         7. Bylaws. The Bylaws of FMF shall be Bylaws of FMF as the surviving corporation following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         8. Further Assurance of Title. If at any time, FMF shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to FMF any right, title, or Interest of PMD held Immediately prior to the Effective Date, PMD and ft proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in FMF as shall be necessary to carry out the purposes of these Articles of Merger, and FMF and the proper officers and directors thereof are fully authorized to take any and all such action in the name of PMD or otherwise.

         9. Retirement of Organization Stock. Forthwith upon the Effective Date, each of the 100 shares of the Common Stock of FMF presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of FMF shall be issued In respect thereof.

         10. Conversion of Outstanding Stock; Options.

             a. Forthwith upon the Effective Date, each of the Issued and outstanding shams of Common Stock of PMD and all rights In respect thereof shall be converted into one (1) fully paid and nonassessable shares of Common Stock of FMF, and each certificate nominally representing shares of Common Stock of PMD shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of

FMF. The holders of such certificates shall not be required Immediately to surrender the same In exchange for certificates of Common Stock of FMF but, as certificates nominally representing shares of Common Stock of PMD, FMF will cause to be Issued therefor certificates for such number of Common Stock of FMF.

             b. Forthwith upon the Effective Date, each of the Issued and outstanding option to purchase shares of Common Stock of PMD and all rights in respect thereof shall be converted into a similar number of options to purchase shares of Common Stock of FMF, for the same exercise price, exercise period and other similar terms and conditions and each stock option agreement representing such options shall for all purposes be deemed to evidence the similar rights to purchase such like number of shares of Common Stock of FMF. The holders of such stock option agreements shall not be required immediately to surrender the same in exchange for stock option agreements to purchase shares of Common Stock of FMF.

         11. Book Entries. The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of FMF in accordance with the following:

                  (a) The assets and liability of PMD shall be recorded at the amounts at which they are carried on the books of PMD immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 8,039,500 shares of Common Stock of PMD presently issued and outstanding.

                  (b) There shall be credited to Capital Account the aggregate amount of the par value per share of all of the Common Stock of FMF resulting from the conversion of the outstanding Common Shams of PMD.

                  (c) There shall be credited to Capital Surplus Account an amount equal to that carried on the Capital Surplus Account of PMD immediately prior to the Effective Date.

                  (d) There shall be credited to Earned Surplus Account an amount equal to that carried on the Earned Surplus Account of PMD immediately prior to the Effective Date.

         12. Directors. The names of the first director of FMF following the Effective Date who shall hold office from the Effective Date until their successors shall be elected and shall qualify, are as follows:

         Name                                        Address
         ----                                        -------

         Marc Puleo, M.D.                   3330 N.W. 53rd Street, Suite 307
                                            Fort Lauderdale, Florida 33309

         13. Officers. The names of the first officers of PMD following the Effective Data and who shall hold office from the Effective Date until their successors shall be appointed and shall quality or until they shall resign or be removed from office, are as follows:

         Name                       Office                            Address
         ----                       ------                            -------
         Marc Puleo, M.D.          President, Secretary,              3330 N.W. 53rd Street, Suite 307
                                   Treasurer                          Fort Lauderdale, Florida 33309


         14. Vacancies. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of FMF as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the Bylaws of FMF.

         15. Name Change. As soon as practicable, FMF shall change its name to PetMed Express, Inc., a Florida corporation.

         16. Amendment. These Articles of Merger cannot be altered or amended, except pursuant to an instrument in writing signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by the President of each of them pursuant to authority given by their respective Boards of Directors.

PetMed Express, Inc.,                       FarMed Express, Inc.,
a Delaware corporation                      A Florida corporation

Approved by the Board of Directors          Approved by the Board of Directors
and Shareholders by majority written        and Shareholders by majority written
consent on May 5, 1997                      Consent on May 5, 1997

By: /s/ Marc Puleo, M.D.                    By: /s/ Marc Puleo, M.D.
    ------------------------                    ------------------------
    Marc Puleo, M.D.                            Marc Puleo, M.D.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       FOR
                              FARMED EXPRESS, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of FARMED EXPRESS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P96000010098, does hereby certify:

         Pursuant to the Written Consent of a majority of the sole director and shareholders of said Corporation, the sole director and shareholders on May 7 , 1997, approved the amendment to the Corporation's Articles of Incorporation as follows:

         Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and substituted by the following:

                                    ARTICLE I
                                      NAME

         Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and substituted by the following:

         The name of the Corporation shall be: PETMED EXPRESS, INC.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Twenty-Five Million (25,000,000) shares which are to be divided into two classes as follows:

GAYLE COLEMAN, ESQ., FL BAR 857327
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
(954) 763-1200

20,000,000 shares of common stock with a par value of $.001 per share and 5,000,000 shares of preferred stock with a par value of $.001 per share.

         Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         All issued and outstanding shares of Common Stock of the Corporation held by each holder of record on May 7, 1997, shall be automatically combined at a rate of one for six (1:6). No fractional share or scrip representing a fractional share will be issued upon the Reverse Stock Split. Fractional shares of Common Stock will be rounded up to the next highest share.

         The foregoing was adopted by the sole director and shareholders of the Corporation pursuant to a meeting of the Sole Directors and by a majority of the shareholders of the Common Stock of the Corporation held on the 7th day of May, 1997 pursuant to Chapter 607 of the Florida Business Corporation Act and the Corporation's By-laws. These shares present and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 7th day of May, 1997.

                                                        /s/ Marc Puleo, M.D.
                                                        ------------------------
                                                        Marc A. Puleo, President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              PETMED EXPRESS, INC.

         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file the Articles of Amendment to the Articles of Incorporation of PetMed Express, Inc., a Florida corporation, pursuant to Sections 607.0602 and 607.10025 of the Florida Business Corporation Act:

         1. The name of the corporation is PetMed Express, Inc. (the "Company").

         2. The next of the resolution of the Board of Directors on February 17, 1998 setting forth amendments to the designations, rights and privileges of the Company's Convertible Preferred Stock is as follows:

            WHEREAS, pursuant to Article IV of the Articles of Incorporation the Company is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.

            WHEREAS, the Board of Directors deems it to be in the best interest of the Company to designate a series of such Preferred Stock, consisting of 340,000 shares.

            NOW, THEREFORE, be it resolved that the Board of Directors of the Company be and hereby determines that 250,000 shares of Preferred Stock are designated as Convertible Preferred Stock, with the following designations, rights and preferences:

            1. Designation and Initial Number. The series of preferred Stock hereby classified shall be designated "Convertible Preferred Stock" (the "Convertible Preferred Stock"). The initial number of authorized shares of the Convertible Preferred Stock shall be 250,000 shares. Upon issuance of the shares of Convertible Preferred Stock $4.00 per share shall be the stated capital of the Company.

            2. Voting Rights. Holders of the shares of Convertible Preferred Stock shall be entitled to full voting rights, share for share, with the then outstanding Common Stock as well as with any other class or series of stock of the Company which have general voting power with the Common Stock concerning any matter being voted upon. Except as so provided, shares of Convertible preferred Stock shall at no time be entitled, as a series, class or otherwise, to any other or special or restrictive voting rights of any kind whatsoever, except as then and when and to the extent required by applicable law.

            3. Conversion Privilege. Each share of Convertible Preferred Stock is convertible into 1.35 shares of the Company's Common Stock at any time at the option of the holder; provided, however, that shares of Convertible Preferred Stock must be converted in units of 5,000 shares, resulting in the issuance of 6,750 shares of Common Stock.

            4. Redemption. The shares of Convertible Preferred Stock are not redeemable by the Company.

            5. Dividends. The shares of Convertible Preferred Stock may pay annual dividends out of funds legally available for the payment of dividends in the sole discretion of the Company. There is however, no obligation of the Company to declare dividends at any time on the shares of Convertible Preferred Stock.

            6. Liquidation. In the event of any voluntary or involuntary dissolution or winding up of the Company, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per share equal to $4.00 without interest, and no more, before any payment shall be made to the holders of any stock of the Company ranking junior to the Convertible Preferred Stock. A merger of consolidation of the Company with or into any other corporation, share exchange or sale of conveyance of all or any part of the assets of the Company which shall not in fact result in the liquidation of the Company and the distribution of assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company within the meaning of this Paragraph 6.

            7. Transferability. The shares of convertible Preferred Stock may be transferred at any time and from time to time at the sole option of the holder.

            BE IT FURTHER RESOLVED, that the President of the Company be and hereby is authorized and directed to execute and file Articles of Amendment reflecting the foregoing action and to take such other acts or actions as he deems necessary and appropriate to effect the foregoing.

         4. The foregoing amendment was duly adopted by unanimous written consent of the Board of Directors on February 17, 1998 and shareholders action was not required.

         IN WITNESS WHEREOF, this Article of Amendment to the Articles of Incorporation has been executed on the 17th day of February, 1998.

                                                     PetMed Express, Inc.

                                                     By: /s/ Marc Puleo, M.D.
                                                     --------------------------
                                                         Marc Puleo, President

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              PETMED EXPRESS, INC.
                              --------------------

         The undersigned, being all the Board of Directors of PetMed Express, Inc. (hereinafter the "Corporation'), a Florida corporation, do hereby certify and set forth:

         1. The name of the corporation is PetMed Express, Inc.

         2. The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on January 29, 1996, Document #96000010098.

         3. Articles of Amendment to the Corporation's Articles of Incorporation, as authorized by the Corporation's Board of Directors and all of Its shareholders, (i) changing the principal office of the Corporation and (ii) increasing the number of authorized shares of the Corporation, were filed with the Secretary of State of Florida on July 22, 1996.

         4. Articles of Amendment to the Corporation's Articles of Incorporation, as authorized by the Corporation's Board of Directors and all of its shareholders, changing the Corporation's name to FarMed Express, Inc. was filed with the Secretary of State of Florida on January 3, 1997.

         5. Articles of Amendment to the Corporation's Articles of Incorporation, as authorized by the Corporation's Board of Directors and all of its shareholders, increasing the authorized number of shares which the Corporation shall have authority to issue at any one time to 20,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, par value $.001 per share, were filed with the Secretary of State of Florida on May 2, 1997.

         6. Articles of Merger, as authorized by the Corporation's Board of Directors and all of its shareholders, merging PetMed Express, Inc., a Delaware corporation, into the Corporation were filed with the Secretary of State of Florida on May 5, 1997.

         7. Articles of Amendment to the Corporation's Articles of Incorporation, as authorized by the Corporation's Board of Directors and all of its shareholders, (i) changing the name of the Corporation to PetMed Express, Inc. and (ii) combing the issued and outstanding shares of Common Stock at a rate of one for six (1:6), were filed with the Secretary of State of Florida an May 13, 1997.

         8. Articles of Amendment to the Corporation's Articles of Incorporation, as authorized by the Corporation's Board of Directors and which did not require action by

ROXANNE K. REILLY, ESQ. FL BAR #851450
ATLAS, PEARLMAN, TROP & BORKSON, P.A.
200 East Las 0las Boulevard, Suite 1900
Fort Lauderdale, Florida 33301

Corporation's shareholders, setting forth the designations, rights and preferences of the Corporation's Convertible Preferred Stock were filed with the Secretary of State of Florida on February 19, 1998.

         9. The Amended and Restarted Articles of Incorporation were adopted by the Board of Directors on July 27, 1998 and shareholder action was not required. To effect the foregoing, the text of the Articles of Incorporation is hereby amended and restated as herein set forth in full:

                                   ARTICLE I.
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: PetMed Express, Inc.

                                   ARTICLE II.
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 3350 NW 53 Street, Suite 103, Fort Lauderdale, FL 33309.

                                  ARTICLE III.
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The Corporation Is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

                                   ARTICLE IV.
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Twenty-five million (25,000,000) shares which are to be divided Into two classes as follows:

         20.000,000 shares of common stock with a per value $.001 per share, and 5,000,000 shares of preferred stock with a par value of $.001 per share.

         Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and

ROXANNE K. REILLY, ESQ. FL BAR #851450
ATLAS, PEARLMAN, TROP & BORKSON, P.A.
200 East Las 0las Boulevard, Suite 1900
Fort Lauderdale, Florida 33301

Issuance of such series of preferred stork as adopted by the Board of Directors pursuant to the authority In this paragraph.

         250,000 shares of preferred stock are designated as Convertible Preferred Stock, with the following designations, rights and preferences:

         1. Designation and Initial Number. The series of Preferred Stock hereby classified shall be designated "Convertible Preferred Stock" (the "Convertible Preferred Stock"). The Initial number of authorized shares of the Convertible Preferred Stock shall be 250,000 shares. Upon issuance of the shares of Convertible Preferred Stock $4.00 per share shall be the stated capital of the Corporation.

         2. Voting Rights. Holders of the shares of Convertible Preferred Stock shall be entitled to full voting rights, share for share, with the then outstanding Common Stock as well as with any other class or series of stock of the Corporation which have general voting power with the Common Stock concerning any matter being voted upon. Except as so provided, shares of Convertible Preferred Stock shall at no time be entitled, as a series, class or otherwise, to any other or special or restrictive voting rights of any kind whatsoever, except as then and when and to the extent required by applicable law.

         3. Conversion Privilege. Each share of Convertible Preferred Stock is convertible into 1.35 shares of the Corporation's Common Stock at any time at the option of the holder, provided, however, that shares of Convertible Preferred Stock must be converted in units of 5,000 shares, resulting in the issuance of 6,750 shares of Common Stock.

         4. Redemption. The shares of Convertible Preferred Stock are not redeemable by the Corporation.

         5. Dividends. The shares of Convertible Preferred Stock may pay annual dividends out of funds legally available for the payment of dividends in the sole discretion of the Corporation. There is, however, no obligation of the Corporation to declare dividends at anytime on the shares of Convertible Preferred Stock.

         6. Liquidation. In the event of any voluntary or involuntary dissolution or winding up of the Corporation, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount per share equal to $4.00 without interest, and no more, before any payment shall be made to the holders of any stock of the Corporation ranking junior to the Convertible Preferred Stock. A merger of consolidation of the Corporation with or into any other corporation, share exchange or sale of conveyance of

ROXANNE K. REILLY, ESQ. FL BAR #851450
ATLAS, PEARLMAN, TROP & BORKSON, P.A.
200 East Las 0las Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
all or any part of the assets of the Corporation which shall not in fact result in the liquidation of the Corporation and the distribution of assets of its shareholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph 6.

         7. Transferability. The shares of Convertible Preferred Stock may be transferred at any time and from time to time at the sole option of 'the holder.

                                   ARTICLE V.
                          REGISTERED AGENT AND ADDRESS
                          ----------------------------

         The Registered Agent and the street address of the Registered Office of this Corporation in the State of Florida shall be:

                                  Marc A. Puleo
                                3360 NW 63 Street
                                    Suite 103
                            Fort Lauderdale, FL 33309

                                   ARTICLE VI.
                               BOARD OF DIRECTORS
                               ------------------

         The Corporation shall have two (2) directors to hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified, or until their earlier resignations, removal form office or death. The number of directors may be either Increased or decreased from time to time in accordance with the Bylaws of the Corporation.

         These Amended and Restated Articles of Incorporation do not contain any amendments which require shareholder approval and have been duly adopted by the Corporation's Board of Directors on July 27, 1998.

         IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation of PetMed Express, Inc., a Florida corporation, has been executed this 31st day of July, 1998.

                                                          /s/ Marc Puleo, M.D.
                                                          ----------------------
                                                          Marc A. Puleo,
                                                          Director and President


ROXANNE K. REILLY, ESQ. FL BAR #851450
ATLAS, PEARLMAN, TROP & BORKSON, P.A.
200 East Las 0las Boulevard, Suite 1900
Fort Lauderdale, Florida 33301

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                              PETMED EXPRESS, INC.

         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file this Articles of Amendment to the Articles of Incorporation of PetMed Express, Inc., a Florida corporation, pursuant to
Section 607.1003 of the Florida Business Corporation Act:

         1. The name of the corporation is PetMed Express, Inc. (the "Corporation).

         2. Article 1 of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                                   ARTICLE 1.
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: PetMedExpress.com, Inc.

         3. The foregoing amendment was duly adopted by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the unanimous written consent of the Board of Directors as of March 12, 1999.

         IN WITNESS WHEREOF, this Articles of Amendment to the Articles of Incorporation have been executed this as of 15th day of March, 1999.

                                                  /s/ Marc Puleo, M.D.
                                                  ------------------------------
                                                  Marc A. Puleo, M.D., President